UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2008

Federal Agricultural Mortgage Corporation
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Twenty-First Street, N.W., Suite 600, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 872-7700

No change
(Former name or former address, if changed since last report)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Fred L. Dailey, Chairman of the Board of Directors of Farmer Mac, at the December 5, 2007 meeting of the Farmer Mac Board advised that, were he to file on January 4, 2008 as a Republican candidate for U.S. Representative in Congress for the 18th District of Ohio (where the incumbent, a Democrat, sits on the House Committee on Agriculture and that committee’s Subcommittee on Credit, both of which have oversight jurisdiction over Farmer Mac) and win the Republican nomination for that seat in the primary election on March 4, 2008, he would resign from the Farmer Mac Board upon certification of the results of that primary election.  Mr. Dailey did, in fact, file as a candidate on January 4, 2008, and unofficial results published by the Ohio Secretary of State show that Mr. Dailey won the March 4, 2008 primary with 39.13% of the vote, compared to 30.90% for the next-closest candidate.  Farmer Mac expects the results to be certified by the Ohio Secretary of State in the near future, although it is not currently known when formal certification will be made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                                                            By:           /s/ Jerome G. Oslick
                                                            Name:                      Jerome G. Oslick
                                                            Title:                      Vice President – General Counsel

Dated:  March 7, 2008